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                                                                   EXHIBIT 10.32

                    CONSULTING, NO CONFLICT AND NONDISCLOSURE
                                    AGREEMENT

                  This Consulting, No Conflict and Nondisclosure Agreement (this "Agreement") is entered into effective as of May 16, 1996, by and between Metrocall, Inc., a Delaware corporation (the "Company"), and ELLIOTT H. SINGER ("Singer"). The parties intend this Agreement to be an amendment and restatement of the provisions of the "Nondisclosure/No Conflict Agreement" executed by the Company and Singer on May 16, 1996, and that the provisions of such document are superseded hereby.

                              STATEMENT OF PURPOSE

                  Singer has been Chairman of the Board of Directors of A+ Communications, Inc., now A+ Network, Inc. ("A+ Network") since 1985, and served as its Chief Executive Officer from 1995 to January 15, 1996. His most recent service has been pursuant to an employment agreement dated as of and effective as of November 1, 1995 between Singer and A+ Network (the "Employment Agreement"). Singer will terminate the Employment Agreement and his employment with A+ Network as of the Effective Time ("Effective Time") of the Agreement and Plan of Merger of even date herewith ("Merger Agreement") by and between A+ Network and the Company. This Agreement is an important aspect of the transactions contemplated in the Merger Agreement, and the Company would not have entered into the Merger Agreement absent Singer's agreeing to be bound by the covenants contained in this Agreement.

                  Singer has substantial financial resources, experience in the industry of A+ Network and the Company, and the ability to operate a business or businesses that could compete with the Company. The Company would suffer damages, including the loss of profits, if Singer engaged in a competing business, so Singer will agree not to compete with the Company (which will be the successor, through merger, of A+ Network) for the term described herein. Moreover, in view of Singer's significant experience in the industry and knowledge, the Company desires to maintain an ongoing relationship with Singer and to retain him as an advisor to the Company with respect to the matters identified herein.

                                    AGREEMENT

                  NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and Singer hereby agree as follows:

1. ACKNOWLEDGMENTS. Singer acknowledges that A+ Network's and the Company's business and services are highly specialized, that the identity and particular needs of their customers and suppliers are not generally known, and that the documents and information regarding their customers, suppliers, services, methods of operation, sales, pricing, and costs are highly confidential and constitute trade secrets. Singer further acknowledges that the services he has rendered to A+ Network have been of a special and unusual character that have a unique value to A+ Network and the Company, and that Singer has had access to trade secrets and confidential information belonging to A+ Network and the Company, the loss of


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                  which cannot adequately be compensated by damages in an action at law. The Company acknowledges that Singer's knowledge and experience in such businesses are unique and valuable to the ongoing strategic operations of the Company.

2. DATE AND NATURE OF TERMINATION. Singer's employment with A+ Network and its subsidiaries is hereby terminated as of Effective Time (the "Termination Date"), and Singer hereby tenders his resignation from any positions he now has with A+ Network, including as an officer, director, or member of any advisory boards or committees all such resignations to be effective as of the Termination Date. Singer acknowledges and agrees that his termination of employment with A+ Network shall be treated as a "voluntary resignation" as described in paragraph 4(b) of the Employment Agreement and with the effect set forth in the Employment Agreement as of November 1, 1995. As provided in paragraph 6 hereof, Singer and the Company acknowledge that Singer shall continue as an independent advisor in a nonemployee relationship with the Company following such termination of employment.

3. ACCRUED BONUSES. Singer acknowledges that he is not entitled to any accrued but unpaid bonuses as of the date hereof.

4.                PAYMENT FOR CONSULTING, NONCOMPETITION AND NONDISCLOSURE.
                  Subject to Singer's full compliance with the terms of this Agreement including the conditions set forth below, the Company shall pay to Singer payments at a rate equal to $325,000 per year from the Termination Date until the third anniversary of the Termination Date, payable no less frequently than biweekly. All amounts paid under this paragraph 4 shall be subject to and reduced by applicable federal and state withholding taxes, if any.

5. BENEFIT PLANS AND FRINGE BENEFITS. Between the Termination Date and the third anniversary of the Termination Date, Singer shall be entitled to participate in the life, medical, and disability benefits programs of the Company to the extent (i)
                  (I) the Company can arrange such participation at a cost to the Company comparable to that applicable to covering a current employee and (II) the Company can obtain the agreement of its third-party insurers and stop-loss carriers and (ii) such participation is not prohibited by law or such as to call into question the otherwise applicable tax treatment for plans covering employees. Except as provided in the foregoing sentence, as of the Termination Date, Singer shall not have the right to participate in or receive any benefit under any employee benefit plan of A+ Network, the Company, or any of their affiliates, any fringe benefit plan of the Company or A+ Network, or any other plan, policy, or arrangement of the Company or A+ Network providing benefits or perquisites to employees of the Company or A+ Network generally or individually. Singer acknowledges and agrees that any medical coverage provided hereunder shall be in lieu of and not in addition to any coverage required by Section 4980B of the Internal Revenue Code ("COBRA") (with respect to which the Company will provide Singer with a separate notice as required by COBRA). Notwithstanding the foregoing, Singer



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                  may elect the payment of benefits to which he is entitled
                  under any 401(k) plan of A+ Network as provided under the terms of any such plan. The provision by the Company of benefits (other than the 401(k) payments) described in this paragraph are conditional upon Singer's compliance with all conditions to receipt of payments specified in paragraph 4 above.

6. CONSULTING SERVICES. Between the Termination Date and the third anniversary of the Termination Date, the Company shall retain Singer and Singer shall make himself available to directly consult with and advise the Company and its officers and directors, as reasonably requested from time-to-time by the President or Board of Directors of the Company, to provide advice with regard to financial, business, business expansion, and industry matters that concern the Company's one-way or two-way paging operations, and with regard to the transition of the ownership of A+ Network to the Company. Such services will be performed pursuant to reasonable arrangements therefor (including, e.g., reimbursement of out-of-pocket expenses) that are mutually agreed to by the parties; provided, however, that Singer shall not be required to perform duties at specific times to the extent that such performance would materially interfere with any other professional or business activities in which Singer may be engaged. The parties intend that Singer shall be a former employee of A+ Network, predecessor to the Company, and an independent contractor to the Company, and agree to construe Singer's obligations under this paragraph 6 in accordance with this intention.

7. LITIGATION ASSISTANCE. In addition to the services to be provided pursuant to paragraph 6, Singer agrees to cooperate with and provide assistance to the Company and its legal counsel in connection with any litigation (including arbitration or administrative hearings) or investigation affecting A+ Network, its predecessors, the Company, or their affiliates in which -- in the reasonable judgment of the Company's counsel -- Singer's assistance or cooperation is needed. Singer shall, when the Company requests, provide testimony or other assistance and shall travel at the Company's request in order to fulfill this obligation. In connection with such litigation or investigation, the Company shall attempt to accommodate Singer's schedule, shall provide him with reasonable notice in advance of the times in which his cooperation or assistance is needed, and shall reimburse Singer for any reasonable expenses incurred in connection with such matters.

8. NONCOMPETITION. From the Termination Date until Singer ceases to be a member of the Board of Directors of the Company (the "Board"), Singer will not:

                  (a) serve as or be a consultant to or employee, officer, agent, director, or owner of more than three percent of another corporation, partnership, or other entity that competes with the one-way or two-way paging operations of the Company; or

                  (b) solicit for employment or endeavor in any way to entice away from employment with the Company or its affiliates any employee of the



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                           Company or its affiliates who is an officer or a
                           manager of any department.

                  The Company's obligations under paragraphs 4 and 5 are expressly conditioned upon Singer's strict compliance with the provisions of this paragraph 8.

9. DISCLOSURE OF CONFIDENTIAL INFORMATION. Except as may be required by the lawful order of a court or agency of competent jurisdiction, Singer agrees to keep secret and confidential indefinitely all non-public information concerning A+ Network, the Company, or their affiliates that was acquired by or disclosed to Singer during the course of his employment by A+ Network or any of its affiliates or predecessors, or during the term of his consulting relationship (described in paragraph 6) or his other dealings with the Company and its affiliates, including information relating to customers (including, without limitation, credit history, repayment history, financial information, and financial statements), costs and operations, financial data and plans, whether past, current or planned and not to disclose the same, either directly or indirectly, to any other person, firm or business entity, or to use it in any way; provided, however, that the provisions of this paragraph 9 shall not apply to information that is in the public domain or that was disclosed to Singer by independent third parties who were not bound by an obligation of confidentiality; and provided, further, that the Company recognizes that Singer has, during the course of his employment with A+ Network, acquired certain general information regarding the financial condition and borrowing trends of A+ Network's customers and agrees that the provisions of this paragraph 9 shall not apply to the use of such general information provided the use thereof does not violate applicable federal or state laws or the provisions of paragraph 8 hereof. Singer further agrees that he will not make any statement or disclosure that would be prohibited by applicable federal or state laws and, for twelve months from the Termination Date, he will not make any statement or disclosure or express any opinion or interpretation regarding A+ Network or the Company or their financial condition or operations that is intended or reasonably likely to be detrimental to the Company or any of its subsidiaries or affiliates.

                  Singer acknowledges that a violation of this covenant is a material breach of this Agreement.

10. REMEDIES. Singer hereby acknowledges that the remedies at law for any breach of the covenants and obligations contained in this Agreement will be inadequate and that, in the event of a breach or a threatened breach of any of the provisions of this Agreement, the Company shall be entitled to preliminary restraining orders, injunctions, or such equitable remedies as may be appropriate, in addition to all other remedies available to the Company. In addition, Singer agrees that a breach by him of any of the covenants and agreements contained herein shall be deemed a breach of all such covenants and agreements and shall entitle the Company, among other things, to cease payments under paragraph 4 hereof and take such steps as may be necessary to recover payments previously made to Singer under



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                  paragraph 4 hereof (but may not recover payments of reasonable compensation for consulting services described in paragraph
                  6).

                  Should a court of competent jurisdiction determine that the character, duration, or geographical scope of any provision of this Agreement is unreasonable in light of the circumstances as they then exist, then the Company and Singer intend and agree that the court shall construe this Agreement in such a manner as to impose only those restrictions on the conduct of Singer that are reasonable in light of the circumstances as they then exist and as are necessary to assure the Company of the intended benefit of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because, taken together, they are more extensive than necessary to assure the Company of the intended benefit of this Agreement, then it is expressly understood and agreed by the Company and Employee that those covenants that, if eliminated, would permit the remaining separate covenants to be enforced in such proceeding, shall, for the purpose of such proceeding, be deemed eliminated from the provision hereof.

11. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the internal laws of Delaware, without giving effect to any conflicts of law provisions.

12. BINDING EFFECT. This Agreement shall bind and inure to the benefit of A+ Network, the Company, its successors and assigns, and Singer and his heirs and legal representatives. Singer may not assign this Agreement and the rights hereunder.

13. VOLUNTARY AGREEMENT; REASONABLENESS. Singer hereby represents that he has carefully read and completely understands the provisions of this Agreement and that he has entered into this Agreement voluntarily. Singer has carefully considered the provisions hereof and consulted with counsel of his own choosing, and, having done so, agrees that the restrictions set forth in paragraphs 8 and 9 hereof (including, but not limited to, the time periods of restriction in each such paragraph and the geographical area of restriction set forth in Paragraph 8 hereof) are fair and reasonable and are reasonably required for the protection of the interests of the Company.

14. SEPARATE COVENANTS. This Agreement shall be deemed to consist of a series of separate covenants.

15. ADMISSIONS. Singer acknowledges that the Company's payment of the consideration described herein is made in good faith and shall never for any purpose be considered an admission of liability on the part of the Company, by whom liability is expressly denied, and no past or present wrongdoing on the part of the Company shall be implied by such payment.



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16.               ENTIRE AGREEMENT. This Agreement contains the entire agreement between the Company and Singer and supersedes all prior agreements relating to the subject matter hereof (including the Employment Agreement), and may be changed only by a writing signed by the parties hereto. Any and all prior representations, statements, and discussions regarding the subject matter of this Agreement have been merged into and/or replaced by the terms of this Agreement.

17. NO MODIFICATION. Neither this Agreement nor any of the right or obligations of the parties hereunder may be assigned, modified, altered or amended in any way except by agreement in writing duly executed by the parties hereto and no other person shall have or be construed to have any legal or equitable right, remedy or claim under, in respect of, or by virtue of this Agreement or any provision herein contained.

18. CONDITIONAL EFFECTIVENESS. The obligations of the parties under this Agreement are contingent on and subject to the Closing identified in the Merger Agreement, and neither party shall be bound hereby unless and until the Closing described in the Merger Agreement occurs.


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                  IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement, or caused this Agreement to be duly executed by their authorized representatives, under seal and with the intent that this Agreement shall constitute a sealed instrument, as of the day and year first above written.


                                          METROCALL, INC.



Date:                                     By:      /s/ VINCENT D. KELLY
      ---------------------                    --------------------------------
                                                   Vincent D. Kelly
                                                   Chief Financial Officer


Date:                                     By:      /s/ ELLIOTT H. SINGER
      ---------------------                    --------------------------------
                                                   Elliott H. Singer


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